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                                                                  Exhibit 23 (1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of CNA Surety Corporation on Form S-4 of our report dated February 20, 1997, on our audits of the consolidated financial Statements and financial statement schedules of Capsure Holdings Corp. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Experts."

                                                 /s/ Coopers & Lybrand, L.L.P.


Chicago, Illinois
August 15, 1997